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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement of Talton Holdings, Inc. on Form S-4 of our report dated April 4, 1997 (October 6, 1997 as to Note 13) with respect to the consolidated financial statements of Talton Holdings, Inc. as of December 31, 1996 and for the one month period from December 1, 1996 (date of acquisition) to December 31, 1996; our report dated April 4, 1997 with respect to the financial statements of AmeriTel Pay Phones, Inc. as of November 30, 1996 and for the eleven months ended November 30, 1996; our report dated April 4, 1997 with respect to the consolidated financial statements of Talton Telecommunications Corporation as of November 30, 1996 and for the eleven months ended November 30, 1996; and our report dated October 10, 1997 with respect to the consolidated financial statements of Security Telecom Corporation and subsidiary as of June 30, 1997 and for the six months ended June 30, 1997; all appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Deloitte & Touche llp

Dallas, Texas

November 5, 1997